Exhibit 99.1

For Immediate Release

MetaBank® announces agreement to enter the insurance premium finance industry

MetaBank to acquire substantially all of the assets of AFS/IBEX Financial Services

SIOUX FALLS, S.D. (10/14/14) – Meta Financial Group, Inc. (NASDAQ: CASH), announces that its bank subsidiary, MetaBank, has signed an agreement with AFS/IBEX Financial Services, Inc. (“AFS”) to acquire substantially all of AFS’ loan portfolio and related assets, and hire its team. The proposed purchase, which is subject to customary conditions, has been approved by the boards of directors of each company and is expected to close by the end of the calendar year.

AFS is a leading commercial insurance premium finance company that MetaBank believes has the potential for substantial growth.  According to AFS President John Holsan, “We are excited to join forces with MetaBank and believe they will provide the necessary elements, including a strong deposit and capital base, to expand our services and grow the business.”  Mr. Holsan will serve as President of MetaBank’s new insurance premium finance division, which will continue to be known as “AFS”.  AFS’ staff, headquartered in Dallas, TX, with a full service office in Southern California, will join MetaBank as part of the transaction, offering a seamless transition for AFS clients.

MetaBank CEO J. Tyler Haahr had this to say about the transaction, “We believe that insurance premium finance is a perfect complement to our national deposit franchise to diversify our business and build our loan portfolio.  The experienced team at AFS will lead this business for MetaBank and anchor our platform for future growth”.

As part of the purchase, MetaBank is acquiring approximately $80 million of outstanding premium finance receivables and the AFS trade name.  Mr. Haahr continued, “After acquisition related expenses, we expect this transaction to be accretive to earnings in the first full year of combined operations.  The transaction will be financed with all cash and will not require MetaBank to issue additional shares as the purchased receivables and future growth are expected to replace lower yielding securities on our balance sheet”.

MetaBank was advised by Sterne, Agee & Leach, Inc. and the law firm of Katten Muchin Rosenman LLP. AFS was advised by Colonnade Advisors and the law firms of Whitaker Chalk Swindle & Schwartz PLLC and Bracewell & Giuliani LLP.

About AFS/IBEX Financial Services
AFS/IBEX Financial Services, Inc. provides short-term, collateralized financing to facilitate the purchase of insurance for commercial property, casualty and liability risk. Founded in 1986, AFS/IBEX is one of the top ten insurance premium finance companies in the U.S., originating loans through a network of over 1,300 independent insurance agencies.  In 2013, AFS originated over $200 million of insurance premium finance loans.

About Meta Financial Group®
MetaBank®, a federally chartered savings bank, is a subsidiary of Meta Financial Group, Inc. Headquartered in Sioux Falls, South Dakota, MetaBank's primary banking businesses are deposits, loans and other financial products and services to meet the needs of its commercial, agricultural and retail customers. MetaBank operates 11 bank offices in four market areas: Central Iowa; Northwest Iowa; Brookings, S.D.; and Sioux Empire, S.D.  MetaBank's electronic payments division, Meta Payment Systems (MPS), is a leading provider of prepaid, credit, emerging payments solutions and ACH origination. MPS is also the largest sponsor of ATMs in the United States.

Media Contact:
Eric Backstrom
Director of Marketing and Communications
Phone: 605.782.0908
ebackstrom@metapay.com

This press release and other important information about the Company are available at www.metafinancialgroup.com.

Meta Financial Group, Inc.®, (“Meta Financial” or “the Company” or “us”) and its wholly-owned subsidiary, MetaBank® (the “Bank” or “MetaBank”), may from time to time make written or oral “forward-looking statements,” including this earnings release, statements contained in its filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address, among others, the following subjects: future operating results; customer retention; loan and other product demand; important components of the Company’s balance sheet and income statements; growth and expansion; new products and services, such as those offered by MetaBank® (the “Bank”) or Meta Payment Systems® (“MPS”), a division of the Bank; credit quality and adequacy of reserves; technology; and the Company’s employees. The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward looking statements: the ability of the Bank to complete the AFS transaction and to successfully integrate AFS’ operations; the scope of restrictions and compliance requirements imposed by the supervisory directives and/or the Consent Order entered into by the Company and the Federal Reserve and any other such actions which may be initiated; the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services offered by the Company as well as risks (including reputational and litigation) attendant thereto and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties; the impact of changes in financial services’ laws and regulations, including but not limited to our relationship with our regulators, the OCC and the Federal Reserve; technological changes, including but not limited to the protection of electronic files or databases; acquisitions; litigation risk in general, including but not limited to those risks involving the MPS division; the growth of the Company’s business as well as expenses related thereto; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are contained in the Company’s periodic filings with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.